Calculation of Filing Fee Table

Form S-8

Pioneer Power Solutions, Inc.

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	1,573,667	(3)	$4.04	(4)	$6,357,614.68	$0.0000927	$589.35
Total			1,573,667				$6,357,614.68		$589.35
Total Fee Offsets									$-
Net Fee Due									$589.35

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Pioneer Power Solutions, Inc. (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.
(2)	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0000927.
(3)	The number of shares being registered consists of 900,000 shares of Common Stock available for issuance pursuant to unissued stock awards under the 2021 Long-Term Incentive Plan (the “2021 Plan”) plus (i) the number of shares of Common Stock which were the subject of Prior Plan Awards (as defined in the 2021 Plan) that were outstanding as of October 13, 2021 and that on or after such date are forfeited, expire or are canceled; and (ii) the number of shares of Common Stock subject to awards relating to Common Stock under the Prior Plans (as defined in the 2021 Plan) that, on or after October 13, 2021, are settled in cash. The shares described in (i) and (ii) relate to the Company’s 2011 Long-Term Incentive Plan and 2009 Equity Incentive Plan, which were previously registered with the Commission on registration statements on Form S-8.
(4)	The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on April 27, 2022, a date within five (5) business days prior to the date of the filing of this Registration Statement.